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                                                                       EXHIBIT 5



                                October 23, 1998


                                                                      24052-0001

LXR Biotechnology Inc.
1401 Marina Way South
Richmond, California 94804


                     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:


        We have acted as counsel to LXR Biotechnology Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") that the Company proposes to file with the Securities and Exchange Commission on or about October 26, 1998 for the purpose of registering under the Securities Act of 1933, as amended, 3,960,000 shares of its Common Stock, par value $0.0001 (the "Shares"), of which 3,100,000 Shares are issuable under the Company's 1993 Stock Option Plan (the "Plan") and 860,000 Shares are issuable under other Written Compensation Contracts and the March 1998, Supplemental Option Plan for Directors (collectively, the "Compensation Contracts") issued to certain officers and directors of the Company.

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

        (a) the Amended and Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of October 23, 1998, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

        (b) the Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) a certificate of an officer of the Company attaching as to certain legal and factual matters;

        (d)    the Registration Statement;

        (e)    the Plan;


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        (f)    the Compensation Contracts; and

        (g) a letter from Continental Stock Transfer and Trust Company, the Company's transfer agent, dated September 6, 1998, as to the number of shares of the Company's Common Stock that were outstanding on that date.

        This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plan or the Compensation Contracts, as applicable, is paid for each Share and such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof and (iii) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company the Shares will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ HELLER EHRHAN WHITE & MCAULIFFE
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